UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2004

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA

19341

(Address of Principal Executive Offices)

(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 9.01. Financial Statements and Exhibits

On November 10, 2004, ViroPharma Incorporated (the “Company”) filed a current report on Form 8-K (the “Original Report”) regarding the completion on November 9, 2004 of its acquisition of the rights to Vancocin® Pulvules®, the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company in the United States and its territories. The Company is filing this report to amend and supplement Item 9.01 of the Original Report to include certain financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

(a)	Financial statements of businesses acquired.

Special Purpose Statements of Product Contribution of the Vancocin Product Line of Eli Lilly and Company for the Nine Months Ended September 30, 2004 and 2003 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001 (audited)

(b)	Pro forma financial information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 of ViroPharma Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2004 of ViroPharma Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003 of ViroPharma Incorporated

(c)	Exhibits

2.1	Assignment, Transfer and Assumption Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #†

2.2	Amendment No. 1 to the Assignment, Transfer and Assumption Agreement between ViroPharma Incorporated and Eli Lilly and Company dated November 8, 2004.** #†

10.1	Manufacturing Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #

10.2	Transition Services Agreement between ViroPharma Incorporated and Eli Lilly and Company dated November 8, 2004.** #

10.3	Security Agreement between ViroPharma Incorporated and U.S. Bank National Association dated November 8, 2004.**#

10.4	Cooperation Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #

23.1	Consent of Ernst & Young LLP.**

99.1	Press Release dated November 10, 2004.*

*	Filed previously on a Current Report on Form 8-K on November 10, 2004.
**	Filed herewith.
#	Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.
†	The exhibits and schedules to Exhibits 2.1 and 2.2 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Report of Independent Registered Public Accounting Firm

Board of Directors

Eli Lilly and Company

ViroPharma Incorporated

We have audited the accompanying special purpose statements of product contribution for the Vancocin Product Line of Eli Lilly and Company for the years ended December 31, 2003, 2002 and 2001. The statements of product contribution are the responsibility of Eli Lilly and Company’s management. Our responsibility is to express an opinion on these special purpose statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of product contribution are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of product contribution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of product contribution. We believe that our audits provide a reasonable basis for our opinion.

The operations covered by the statements of product contribution referred to above have no separate legal status or existence. The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and as described in Note 1 to present the revenues and expenses, including certain allocated expenses, directly associated with the Vancocin Product Line and are not intended to be a complete presentation of Vancocin Product Line results. Furthermore, the amounts in the accompanying statements are not necessarily indicative of the costs and expenses that would have resulted if the Vancocin Product Line had been operated as a separate entity.

In our opinion, the statements referred to above present fairly, in all material respects, the product contribution for the Vancocin Product Line of Eli Lilly and Company for the years ended December 31, 2003, 2002 and 2001 in conformity with U.S. generally accepted accounting principles and the basis of presentation described in Note 1.

/s/ Ernst & Young LLP

Indianapolis, Indiana

November 11, 2004

Vancocin® Product Line

of Eli Lilly and Company

Special Purpose Statements of Product Contribution

For the Nine Months Ended September 30, 2004 and 2003,

and for the Years Ended December 31, 2003, 2002, and 2001

(Dollars in Thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(Unaudited)
Net Sales	$41,988	$29,487	$40,078	$25,506	$42,664

Cost of Sales	6,786	3,088	4,271	5,775	12,354
Distribution Costs	170	120	164	80	115

Total Costs and Expenses	6,956	3,208	4,435	5,855	12,469

Net Product Contribution	$35,032	$26,279	$35,643	$19,651	$30,195

See accompanying notes to the special purpose statements of product contribution.

Vancocin® Product Line of Eli Lilly and Company

Notes to Special Purpose Statements of Product Contribution

For the Nine Months Ended September 30, 2004 and 2003,

and for the Years Ended December 31, 2003, 2002, and 2001

(Dollars in Thousands)

1.	Basis of Presentation

The Vancocin® Product Line (the “Product”) includes all formulations of vancomycin that are sold under the Eli Lilly and Company (“Lilly”) brand name. The special purpose financial statements include sales of the Product in the fifty (50) states of the United States and the District of Columbia and any territories and commonwealths constituting the United States of America, including Puerto Rico (the “Territories”).

Effective November 9, 2004, Lilly sold the rights to the Product in the territory to ViroPharma Incorporated (“ViroPharma”), thereby allowing ViroPharma to sell, market, and distribute the Product in the Territories.

Historically, financial statements were not prepared for the Product, as Lilly did not maintain the Product as a separate business unit. Accordingly, it is impracticable to provide full audited financial statements for the Product, including balance sheets and statements of cash flows, or other information regarding operating, investing and financing cash flows. These statements have been developed from the historical accounting records of Lilly and represent the revenues of the Product and the expenses, including certain allocated expenses, directly associated with producing those revenues. The statements do not purport to represent all the costs, expenses and results associated with a stand alone, separate entity. For example, corporate overhead, interest and taxes are not included, as they are not considered direct costs of the Product. No research and development and sales and marketing costs were incurred that were directly related to Product revenues for the periods presented.

All of the estimates in the financial statements, as described in Note 2, are based on the assumptions that Lilly’s management believes are reasonable. However, these estimates are not necessarily indicative of the net sales and costs that would have resulted if the Product had been operated as a separate entity.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Revenue from sales of products is recognized at the time the title of goods passes to the buyer and the buyer assumes the risks and rewards of ownership. This is generally at the time products are shipped to the customer. Provisions for discounts and rebates to customers are established in the same period the related sales are recorded.

Net Sales

Net sales include certain sales deductions. Sales deductions include deductions specifically attributable to the Product and deductions allocated to the Product by management. The types of deductions included in the calculation of net sales are as follows:

Sales Rebates – Wholesaler and hospital chargebacks and Medicaid rebates are accrued and deducted from gross sales of the Product in the same period as the sale, based on actual historical rebates as a percent of sales.

Cash Discounts – Cash discounts are allocated to the Product based upon the percentage of actual Product gross sales less chargebacks and wholesaler returns to total Lilly gross sales less chargebacks and wholesaler returns.

Sales Returns – Sales returns are recorded based on actual sales returns.

Cost of Sales

Cost of sales is based on a first-in, first-out method and includes raw materials, direct labor, plant overhead, and manufacturing variances. Certain overhead costs are specifically identifiable to the Product, and the remaining costs are allocated based on the Product’s percentage of total production for the production facility. Management believes this method is a reasonable basis for allocating these costs.

Depreciation of plant facilities is computed using the straight-line method based on estimated useful lives of the assets. Generally, the lives of the buildings range from twelve to fifty years, and three to eighteen years for machinery and equipment.

Distribution Costs

Distribution costs have been allocated to the Product based upon net sales of the Product as a percentage of the Lilly’s total net sales in the Territories.

Use of Estimates

The preparation of the special purpose financial statements of Vancocin Product Contribution in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of net product contribution for the periods presented. Actual results could differ from those estimates.

2.	Significant Customers

The Product is distributed through wholesalers that serve physicians and other health care professionals, pharmacies and hospitals. Lilly sold Product to three significant wholesalers during the periods presented. Sales to these three wholesalers in the aggregate are estimated to have been approximately 85% to 95% of total Product sales in the periods presented. These three wholesalers are estimated individually to have accounted for between 20% and 45% of total Product sales in each of these periods. Certain of these wholesalers have acquired some of their competitors during the periods presented. This sales data has been adjusted to include the pre-acquisition sales to any companies acquired by these three wholesalers during the periods presented.

3.	Discontinued Formulations

The special purpose financial statements include results of operations of all Product formulations sold by Lilly during the respective periods. During 2002, the oral suspension and injectible formulations of the Product were discontinued. Net sales for these discontinued formulations amounted to $3,318 and $14,790 in 2002 and 2001, respectively.

ViroPharma Incorporated

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

On November 9, 2004, ViroPharma Incorporated (the “Company”) acquired, for approximately $118 million (including transaction fees), the rights to Vancocin® Pulvules®, the oral formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company. The Company has performed a preliminary valuation study to determine the allocation of the estimated purchase price of the Vancocin acquisition among the intangible assets acquired as well as their estimated amortization period. The preliminary study was performed by a third party and is unaudited.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003, give the effect to the acquisition of Vancocin® products by the Company as if such acquisition had occurred at the beginning of the respective periods. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2004, gives effect to the Vancocin products acquisition as if it had occurred on September 30, 2004.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. This transaction is being accounted for as an acquisition of assets, not the acquisition of a business. The pro forma financial information is not necessarily indicative of the operating result or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. Specifically, the Company expects to incur additional selling expenses related to its promotional efforts for the acquisition on an ongoing basis. The purchase price was allocated to intangible assets acquired based on their respective fair values as determined in a preliminary valuation study performed by a third party and management’s evaluation of the assets and liabilities. The purchase price allocation among the intangibles assets acquired and the assignment of lives of these intangible assets are preliminary and are subject to change based upon further evaluation, such changes could be material.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Quarterly Report on form 10-Q for the quarter ended September 30, 2004 and the special purpose statements of product contribution for the Vancocin Product Line of Eli Lilly and Company for the years ended December 31, 2003, 2002 and 2001.

ViroPharma Incorporated

Pro Forma Condensed Consolidated Balance Sheet

Unaudited

As of September 30, 2004

(in thousands)

	ViroPharma Incorporated	Pro Forma Adjustments	Pro Forma
Assets
Current assets:
Cash, cash equivalents and short term investments	$96,631	$(68,946)	$27,685
Notes receivable from officers-current	22	—	22
Restricted investments - current	—	10,000	10,000
Other current assets	2,031	—	2,031

Total current assets	98,684	(58,946)	39,738

Equipment and leasehold improvements, net	1,112	—	1,112
Debt issue costs, net	1,457	3,630	5,087
Other assets	211	—	211
Intangible assets	—	117,816	117,816

Total assets	$101,464	$62,500	$163,964

Liabilities and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$255	$—	$255
Senior notes	—	62,500	62,500
Due to partners	546	—	546
Accrued expenses and other current liabilities	3,373	—	3,373
Deferred revenue-current	564	—	564

Total current liabilities	4,738	62,500	67,238

Convertible subordinate notes	127,900	—	127,900
Deferred revenue-noncurrent	704	—	704
Other liabilities	608	—	608

Total liabilities	133,950	62,500	196,450

Stockholders’ equity (deficit)
Common stock	53	—	53
Additional paid-in capital	250,656	—	250,656
Deferred compensation	(11)	—	(11)
Accumulated other comprehensive loss	(288)	—	(288)
Accumulated deficit	(282,896)	—	(282,896)

Total stockholders’ equity (deficit)	(32,486)	—	(32,486)

Total liabilities and stockholders’ equity (deficit)	$101,464	$62,500	$163,964

See accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations.

ViroPharma Incorporated

Pro Forma Condensed Consolidated Statement of Operations

Unaudited

For the nine months ended September 30, 2004

(in thousands, except per share data)

	ViroPharma Incorporated	Vancocin Product Line	Pro Forma Adjustments	Pro Forma
Revenues:
Net sales	$—	$41,988	$—	$41,988
License fee and milestone revenue	2,926	—	—	2,926
Grant revenue	278	—	—	278
Clinical service and other	696	—	—	696

Total revenues	3,900	41,988	—	45,888

Operating expenses:
Cost of sales	—	6,786	1,075	7,861
Distribution fees	—	170	460	630
Research and development	13,366	—	—	13,366
General and administrative	12,321	—	—	12,321
Intangible assets amortization	—	—	3,534	3,534

Total operating expenses	25,687	6,956	5,069	37,712

Gain on sale of biodefense assets, net	1,715	—	—	1,715
Interest income	975	—	—	975
Interest expense	6,228	—	8,973	15,201

Net income (loss)	$(25,325)	$35,032	$(14,042)	$(4,335)

Basic and diluted net income (loss) per share allocable to common stockholders	$(0.95)			$(0.16)

Shares used in computing basic and diluted net income (loss) per share allocable to common stockholders	26,529,541			26,529,541

See accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations.

ViroPharma Incorporated

Pro Forma Condensed Consolidated Statement of Operations

Unaudited

For the year ended December 31, 2003

(in thousands, except per share data)

	ViroPharma Incorporated	Vancocin Product Line	Pro Forma Adjustments	Pro Forma
Revenues:
Net sales	$—	$40,078	$—	$40,078
License fee and milestone revenue	1,084	—	—	1,084
Grant revenue	411	—	—	411
Clinical service and other	117	—	—	117

Total revenues	1,612	40,078	—	41,690

Operating expenses:
Cost of sales	—	4,271	4,130	8,401
Distribution fees	—	164	437	601
Research and development	23,043	—	—	23,043
Acquisition of technology rights	3,500	—	—	3,500
General and administrative	9,036	—	—	9,036
Intangible assets amortization	—	—	4,713	4,713

Total operating expenses	35,579	4,435	9,280	49,294

Gain on repurchase of debt	3,633	—	—	3,633
Interest income	1,829	—	—	1,829
Interest expense	8,438	—	13,630	22,068

Net income (loss)	$(36,943)	$35,643	$(22,910)	$(24,210)

Basic and diluted net income (loss) per share allocable to common stockholders	$(1.43)			$(0.93)

Shares used in computing basic and diluted net income (loss) per share allocable to common stockholders	25,916,466			25,916,466

See accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations.

ViroPharma Incorporated

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations

1.	Estimated Purchase Price and Intangible Asset Allocation

On November 9, 2004, ViroPharma Incorporated (the “Company”) acquired the rights to Vancocin® Pulvules®, the oral formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company in a transaction being accounted for as an acquisition of assets. The following is a summary of the estimated purchase price:

(in millions)

Cash consideration, including $62.5 million aggregate principal amount of the Company’s Senior Secured Bridge Notes due 2005	$116.0
Estimated transaction fees	1.8

Total purchase price and acquisition costs	$117.8

The Company has performed a preliminary valuation study to determine the allocation of the estimated purchase price of the Vancocin acquisition among the intangible assets acquired as well as their estimated amortization period. The preliminary study was performed by a third party and is unaudited. The estimated useful lives were based upon the life of the existing products through the date of acquisition, the regulatory barriers to competition, and management’s knowledge of existing competitors research activities. The following table presents the preliminary estimate of the fair value of the of intangible assets acquired, their estimated useful lives and the amortization expense included in each condensed consolidated statement of operation presented:

(in millions)
Intangible assets	Fair value of intangibles	Estimated life (in years)	Amortization for the nine months ended September 30, 2004	Amortization for the year ended December 31, 2004
Technology	$9.6	25	$0.29	$0.38
Trademarks	67.6	25	2.02	2.70
Customer relationships	40.6	25	1.22	1.63

Total	$117.8		$3.53	$4.71

For each period presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations, the Company assumed that the acquisition occurred, and the amortization began, on the first day of the period and recognized the appropriate related amortization expense. On an ongoing basis, the Company will evaluate the useful life of these intangible assets and determine if any competitive, governmental or regulatory event has impaired the value of the assets or modified their estimated useful lives.

2.	Senior Secured Bridge Notes

To partially finance the acquisition of the product, the Company issued $62.5 million aggregate principal amount of Senior Secured Bridge Notes due October 2005 (the “Senior Notes”) and warrants to purchase five million shares of the Company’s common stock at $0.01 per share (the “Warrants”) in October 2004. The Senior Notes and the Warrants will be automatically exchanged for 6% Convertible Senior Secured Notes due October 2009 (the “Senior Convertible Notes”) if stockholder approval of the issuance of the Senior Convertible Notes is received. There are no assurances that stockholder approval will be received and the Senior Notes will be exchanged. The Senior Notes are secured by a first lien on the Company’s vancomycin assets which are primarily the intangible assets and the related assets derived from the manufacture, production, preparation, packaging or shipment of vancomycin products and all proceeds of such assets, including accounts receivable generated from the sale of such vancomycin products. Interest on the Senior Notes is payable monthly at an annual rate of 10% until February 2005 and will increase by 2% each month thereafter until the maturity date of October 2005, unless the Senior Notes have been exchanged for the Senior Convertible Notes. The pro forma interest expense reflects the escalating interest rates for the periods presented. One full year of interest payable of $10.0 million on the Senior Notes was also placed into escrow and will be released as interest payments become due. The Company incurred approximately $3.6 million in fees related to this financing that will be capitalized and amortized over the life of the Senior Notes.

For each period presented in the unaudited Pro Forma Condensed Consolidated Statement of Operations, the Company assumed that the financing occurred, and the amortization of the long-term amortization began, on the first day of the period presented and recognized the appropriate related interest expense. In addition, the Company assumed that the Senior Notes were not converted into the Senior Convertible Notes. However, the unaudited Pro Forma Condensed Consolidated Statement of Operations do not include a charge for the Warrants, as their measurement date will occur if and when the stockholders reject the approval of the issuance of the Senior Convertible Notes. The fair value of the Warrants on November 9, 2004 was approximately $16.3 million which would be accounted for as additional interest expense during 2005.

3.	Cost of Sales

As part of the acquisition, the Company entered into a supply agreement with Eli Lilly and Company. The process of qualifying a third party supply chain will be ongoing during the term of the supply agreement. For the purposes of the unaudited Pro Forma Condensed Consolidated Statements of Operations, the Company has assumed the pricing under the existing supply agreement with Lilly in calculating its cost of sales for each period presented.

4.	Distribution Fees

On an ongoing basis, the Company will have agreements with distributors to ship sales and warehouse its inventory. For purposes of the unaudited Pro Forma Condensed Consolidated Statements of Operations, the Company has assumed the pricing under this distribution agreement in calculating the distribution fees for each period presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: November 24, 2004	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
2.1	Assignment, Transfer and Assumption Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #†

2.2	Amendment No. 1 to the Assignment, Transfer and Assumption Agreement between ViroPharma Incorporated and Eli Lilly and Company dated November 8, 2004.** #†

10.1	Manufacturing Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #

10.2	Transition Services Agreement between ViroPharma Incorporated and Eli Lilly and Company dated November 8, 2004.** #

10.3	Security Agreement between ViroPharma Incorporated and U.S. Bank National Association dated November 8, 2004.** #

10.4	Cooperation Agreement between ViroPharma Incorporated and Eli Lilly and Company dated October 18, 2004.** #

23.1	Consent of Ernst & Young LLP.**

99.1	Press Release dated November 10, 2004.*

*	Filed previously on a Current Report on Form 8-K on November 10, 2004.
**	Filed herewith.
#	Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.
†	The exhibits and schedules to Exhibits 2.1 and 2.2 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.